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                              CERTIFICATE OF TRUST

                                       OF

                        TEXAS CAPITAL STATUTORY TRUST II

         THIS CERTIFICATE OF TRUST OF TEXAS CAPITAL STATUTORY TRUST II (the "Trust") is being duly executed and filed by the undersigned on behalf of the Trust to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Sections 3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust being formed is Texas Capital Statutory Trust II.

                  2. Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                                Wilmington Trust Company
                                Rodney Square North
                                1100 North Market Street
                                Wilmington, DE 19890
                                ATTN: Corporate Trust Administration

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 381l(a) of the Act.

                                            WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as trustee of the Trust

                                            By:   /s/ DONALD G. MACKELCAN
                                                --------------------------------
                                                  Name: DONALD G. MACKELCAN
                                                  Title:  VICE PRESIDENT